SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2002

                                 OSTEOTECH, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                  0-19278                 13-3357370
  (State or other jurisdiction       (Commission        (IRS Identification No.)
        of incorporation)            file Number)

                 51 James Way, Eatontown, New Jersey             07724
               (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code (732) 542-2800


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          (Former name or former address, if changed since last report)


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                              Item 5. Other Events

      Osteotech, Inc. announced today that it has settled a lawsuit brought against it by Wright Medical Technology, Inc. ("Wright Medical").

      In June, 2001, Wright Medical filed a claim against Osteotech in the United States District Court for New Jersey alleging claims for false advertising, tortious interference with business relations and prospective business advantage relating to certain statements allegedly made by Osteotech regarding an FDA Warning Letter received by Wright Medical with respect to a graft product marketed by Wright Medical. Wright Medical had sought monetary damages and other relief against Osteotech. Osteotech denied the claims alleged in the lawsuit and denied any wrongdoing or any legal liability of any kind arising out of the facts alleged in the lawsuit.

      Similarly, Osteotech countersued Wright Medical alleging false advertising and tortious interference with business relationships and sought monetary damages and other relief against Wright Medical, who, in turn, denied the claims alleged and denied any wrongdoing or any legal liability of any kind arising out of the facts alleged by Osteotech.

      Rather than continue to incur substantial legal fees and potential award of damages, both parties have agreed to dismiss all claims alleged in the lawsuit against each other with prejudice. Additionally, both Osteotech and Wright Medical have agreed that the settlement represents a compromise of the disputed claims and is not an admission of guilt or a concession of liability or wrongdoing on the part of either party.

      Certain statements made throughout this filing that are not historical facts contain forward-looking statements (as such are defined in the Private Securities Litigation Reform Act of 1995) regarding the Osteotech's future plans, objectives and expected performance. Any such forward-looking statements are based on assumptions that Osteotech believes are reasonable, but are subject to a wide range of risks and uncertainties and, therefore, there can be no assurance that actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are


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not limited to, differences in anticipated and actual product and service introduction dates, the ultimate success of those products in the market place, the continued acceptance and growth of current products and services, the impact of competitive products and services, the availability of sufficient quantities of suitable donated tissue and the success of cost control and margin improvement efforts which factors are detailed from time to time in Osteotech's periodic reports (including the Annual Report on Form 10-K for the year ended December 31, 2001 and the Quarterly Report on Form 10-Q for the quarter ending March 31, 2002) filed with the Securities and Exchange Commission.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2002

                                           OSTEOTECH, INC.
                                            (Registrant)


                               By: /s/ Michael J. Jeffries
                                   ----------------------------------------
                                   MICHAEL J. JEFFRIES
                                   Executive Vice President,
                                   Chief Financial Officer
                                   (Principal Financial Officer
                                   and Principal Accounting Officer)


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